For Immediate Release

Shrink Nanotechnologies Forms Audit Committee
Led by Independent Chairman Victor Hollander, CPA

CARLSBAD, CA – April 21, 2010 – Shrink Nanotechnologies, Inc. (“Shrink”) (OTCBB:INKND) (OTCBB:INKN), an innovative nanotechnology company developing products and licensing opportunities in the solar energy production, medical diagnostics and sensors and biotechnology research and development tools businesses, announced today that its Board of Directors has established an Audit Committee and appointed Victor A. Hollander, CPA as its chairman.  Mr. Hollander will be joined on the Shrink Audit Committee by Marshall Khine, also a member of the Shrink Board of Directors.  The addition of Mr. Hollander brings the total number of Shrink Board of Directors members to 5.

With nearly 50 years of experience working with privately-held and public SEC reporting companies on a global basis, Mr. Hollander has served on various securities, ethics, accounting and auditing committees. He is currently Director and Audit Committee Chairman of Micro Imaging Technology, Inc. (OTCBB: MMTC) of Laguna Hills, CA, and Director of Fuqi International, Inc. (Nasdaq: FUQI) of Shenzhen, Guangdong, China.  Mr. Hollander is licensed to practice public accounting in the State of California since 1958.

“The goal of our independent Audit Committee is to provide high quality consistent transparency to the financial community as we execute on our core businesses,” said Mark L. Baum, CEO of Shrink Nanotechnologies, Inc. Baum added, “Coupled with our Code of Ethics which has been in place since 2006, our Audit Committee led by Mr. Hollander will ensure Shrink adopts the best practices of corporate governance. We also will look to his guidance in selecting additional independent members to join our Audit Committee, which we expect to announce in the near future.”

Mr. Hollander began his career at Joseph S. Herbert & Co., a prominent New York accounting firm in 1954. He went on to establish and serve as partner of the Los Angeles office of New York-based accounting firm Brout & Company. In 1978, he co-founded Hollander, Gilbert & Co, specializing in capital raises and merger and acquisitions. In 2002, Mr. Hollander joined Weinberg & Company as Managing Director of its West Coast Group. He retired from the firm in January 2007 and currently performs SEC consulting services. Mr. Hollander received a BA in Accounting from the California State University, Los Angeles.

To learn more about Shrink Nanotechnologies, Inc. or to download the most up-to-date shareholder kit, please visit at www.shrinknano.com and www.shrinksolar.com.

About Shrink Nanotechnologies, Inc.

Shrink is a first of its kind FIGA™ organization. FIGA companies bring together diverse contributions from leaders in the worlds of finance, industry, government and academia. Shrink’s solutions, including its diverse polymer substrates, nano-devices and biotech research tools, among others, are designed to be ultra-functional and mechanically superior in the solar energy, environmental detection, stem cell research tools and biotechnology device markets. The Company’s products are based on a pre-stressed plastic called NanoShrink™, and on a patent-pending manufacturing process called the ShrinkChip Manufacturing Solution™. Shrink’s unique materials and manufacturing solution represents a new paradigm in the rapid design, low-cost fabrication and manufacture of nano-scale devices for numerous significant markets.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed a review or audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink's ability to obtain additional financing and to build and develop markets for Shrink's technologies and products. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink's success are more fully disclosed in Shrink's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:

Mark L. Baum, Esq.

760-804-8844, ext. 205